     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997


                                                      REGISTRATION NO. 333-27495
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          GALILEO INTERNATIONAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            DELAWARE                           7375                             36-4156005
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                       9700 WEST HIGGINS ROAD, SUITE 400

                            ROSEMONT, ILLINOIS 60018
                                 (847) 518-4000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             BABETTA R. GRAY, ESQ.

                SENIOR VICE PRESIDENT, LEGAL AND GENERAL COUNSEL
                          GALILEO INTERNATIONAL, INC.
                       9700 WEST HIGGINS ROAD, SUITE 400
                            ROSEMONT, ILLINOIS 60018
                                 (847) 518-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

              JOEL S. KLAPERMAN, ESQ.                              JEFFREY SMALL, ESQ.
                SHEARMAN & STERLING                               DAVIS POLK & WARDWELL
               599 LEXINGTON AVENUE                               450 LEXINGTON AVENUE
             NEW YORK, NEW YORK 10022                           NEW YORK, NEW YORK 10017
                  (212) 848-4000                                     (212) 450-4000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ____________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE


     This Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-37495) (the "Registration Statement") is being filed solely for the purpose of filing certain exhibits, and no changes or additions are being made hereby to the prospectus (the "Prospectus") which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        SEC registration fee..............................................   $  256,469
        NASD filing fee...................................................       30,500
        NYSE listing fee..................................................      450,000
        Blue Sky fees and expenses........................................        5,000
        Attorneys' fees and expenses......................................      950,000
        Accountants' fees and expenses....................................      525,000
        Transfer Agent's and Registrar's fees and expenses................       10,000
        Printing and engraving expenses...................................      400,000
        Miscellaneous.....................................................      373,031
                                                                             ----------
             Total........................................................   $3,000,000
                                                                              =========

     The amounts set forth above are estimates except for the SEC registration fee and the NASD filing fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

     Section 9 of the Underwriting Agreement (Exhibit 1.1 hereto) contains provisions for certain indemnification rights to the directors and officers of the Registrant.

     In addition, the Company maintains liability insurance for its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     In connection with the merger of Galileo International Partnership into a wholly owned limited liability company subsidiary of the Company, an aggregate of 88,000,000 shares of the Company's Common Stock and seven shares of the Company's Special Voting Preferred Stock will be issued to the partners of Galileo

International Partnership. Such issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.


EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
-------    -----------------------------------------------------------------------------------
 1.1**     Form of Underwriting Agreement.
 2.1**     Form of General Partnership Interest Purchase Agreement among United Air Lines,
           Inc., Covia Corporation, U.S. Airways, Inc., USAM Corp., Air Canada, Resnet
           Holdings, Inc., Apollo Travel Services Partnership and Galileo International
           Partnership.
 2.2**     Form of Share Purchase Agreement between SAirGroup and Galileo International
           Partnership.
 2.3**     Form of General Share Purchase Agreement among Koninklijke Luchtvaart Maatschappij
           N.V., Galileo Nederland BV and Galileo International Partnership.
 2.4**     Form of Agreement and Plan of Merger by and among the Registrant, Galileo
           International Partnership and Galileo International, L.L.C.
 3.1**     Form of Restated Certificate of Incorporation of Registrant.
 3.2**     Form of Restated By-Laws of Registrant.
 4.1**     Form of Registration Rights Agreement among the Registrant and Covia Corp., USAM
           Corp., Resnet Holdings, Inc., Distribution Systems Inc., Roscor A.G., Travel
           Industry Systems B.V., Retford Limited, Racom Teledata S.p.A., Travidata Inc.,
           Olynet Inc. and Coporga, Inc.
 4.2**     Specimen Certificate representing Common Stock.
 5.1**     Opinion of Shearman & Sterling as to the legality of the Common Stock.
10.1**     Form of Stockholders' Agreement among the Registrant, certain of its stockholders and certain related parties of such stockholders.
10.2**     Form of Services Agreement among the Registrant, United Air Lines, Inc., US
           Airways, Inc. and Air Canada.
10.3**     Form of Services Agreement between the Registrant and SAirGroup.
10.4**     Form of Services Agreement between the Registrant and Koninklijke Luchtvaart
           Maatschappij N.V.
10.5       Form of Amended and Restated Non-Competition Agreement among the Registrant, certain of its stockholders and certain related parties of such stockholders.(c)
10.6       Form of Marketing Cooperation and Sales Representation Agreement between United Air
           Lines, Inc. and the Registrant.(c)
10.7       Form of Marketing Cooperation and Sales Representation Agreement between US
           Airways, Inc. and the Registrant.(c)
10.8**     Form of Rights Waiver Agreement between SAirGroup and Galileo International
           Partnership.
10.9**     Form of Rights Waiver Agreement between Koninklijke Luchtvaart Maatschappij N.V.
           and Galileo International Partnership.
10.10      Form of Credit Agreements:
           **(a) 364-Day Credit Agreement
           **(b) Five-Year Credit Agreement

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
-------    -----------------------------------------------------------------------------------
10.11**    Hillmead Underlease.
10.12**    Underlease, dated 1996, between The Galileo Company and Lucent Technologies Network
           Systems UK Limited.
10.13**    Lease, dated March 1, 1994, between St. Martins Property Investments Limited and
           The Galileo Company.
10.14**    Lease, dated December 2, 1987, between St. Martins Property Investments Limited and
           Galileo Distribution Systems Limited.
10.15**    Englewood, Colorado Office Lease, dated April 18, 1988.
10.16**    First Amendment to Englewood, Colorado Office Lease, dated June 23, 1988.
10.17**    Rosemont Office Lease, dated March 31, 1995.
10.18**    Term Lease Master Agreement, dated May 9, 1988, between IBM Credit Corporation and
           Covia Partnership.
10.19**    Master Lease Agreement, dated November 11, 1988, between Comdisco, Inc. and Covia
           Partnership.
10.20**    Software License Agreement, dated August 1, 1994, between Allen Systems Group, Inc.
           and Galileo International.
10.21**    Program Product License Agreement between Candle Corporation and Galileo
           International Partnership.
10.22**    Foundation License Addendum to Order Form between Galileo International and
           Computer Associates International, Inc.
10.23**    Software License Agreement and Addendum, dated August 19, 1994, between Sterling
           Software (U.S.A.), Inc. and Galileo International.
10.24**    Master Equipment Lease, dated November 19, 1991, between General Electric Capital
           Computer Leasing Corporation and Covia Partnership.
10.25**    Master Equipment Lease, dated April 4, 1996, between AT&T Systems Leasing
           Corporation and Galileo International Partnership.
10.26**    Dun & Bradstreet Software Services Inc. License Agreement.
10.27**    Cover Agreement, dated October 8, 1996, between Sprint Communications Company L.P.
           and Galileo International Partnership.
10.28**    Agreement for Telecommunications Services, dated January 1, 1996, between Societe
           Internationale de Telecommunications Aeronautiques and Galileo International
           Partnership.
10.29**    Master Agreement for MCI Enhanced Services, dated February 14, 1996, between MCI
           Telecommunications Corporation and Galileo International Partnership.
10.30**    Communications Services Agreement, dated April 1, 1997, between Galileo
           International and AT&T Corp.
10.31**    Galileo International Severance Plan.
10.32**    Galileo International Savings and Investment Plan.
10.33**    Galileo International car policy.
10.34**    Galileo Retirement and Death Benefit Scheme.
10.35**    Galileo International Employee Pension Plan.
10.36**    Galileo International Flextrack Benefits Plan.

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
-------    -----------------------------------------------------------------------------------
10.37**    Form of Galileo International Distributor Sales and Service Agreement.
10.38**    Form of Global Airline Distribution Agreement.
10.39**    Agreement for the Provision of Services between The Galileo Company and Galileo
           International Partnership.
10.40**    Galileo International Retiree Medical Plan.
10.41**    Galileo International, Inc. 1997 Stock Incentive Plan.
10.42**    Galileo International, Inc. 1997 Non-Employee Director Stock Plan.
10.43**    Form of Deferred Compensation Arrangements.
10.44**    Galileo UK Health Benefit Policy.
10.45**    Employment Agreement of James E. Barlett.
21.1**     List of Subsidiaries.
23.1       Consent of KPMG Peat Marwick LLP.
23.2       Consent of Arthur Andersen LLP.
23.3**     Consent of Shearman & Sterling (included in its opinion in Exhibit 5.1).
23.4**     Consent of Frederic F. Brace.
23.5**     Consent of David A. Coltman.
23.6**     Consent of James E. Goodwin.
23.7**     Consent of Frank H. Rovekamp.
23.8**     Consent of Georges P. Schorderet.
23.9**     Consent of Derek Stevens.
23.10**    Consent of John W. Harper.
24.1**     Powers of Attorney.
27.1**     Financial Data Schedule.


---------------

 ** Previously filed.



(c) Portions of these Exhibits have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.


     (B) FINANCIAL STATEMENT SCHEDULES.

     The schedules have been omitted because of the absence of circumstances under which they could be required.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the U.S. Underwriting Agreement and the International Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Colorado on July 23, 1997.


                                          Galileo International, Inc.

                                          By:                  *
                                            ------------------------------------
                                                      James E. Barlett
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                                  TITLE                            DATE
---------------------------------   --------------------------------------------   --------------

                *                   Chairman of the Board of Directors,            July 23, 1997
---------------------------------   President and Chief Executive Officer
        James E. Barlett            (principal executive officer)

                *                   Director, Senior Vice President and Chief      July 23, 1997
---------------------------------     Financial Officer (principal financial and
         Paul H. Bristow              accounting officer)

       /s/ BABETTA R. GRAY          Director                                       July 23, 1997
---------------------------------
         Babetta R. Gray


*By:         /s/ BABETTA R. GRAY
----------------------------------------
                 Babetta R. Gray
                 Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                     PAGE
-------   -------------------------------------------------------------------------  ------------
 1.1**    Form of Underwriting Agreement...........................................
 2.1**    Form of General Partnership Interest Purchase Agreement among United Air
          Lines, Inc., Covia Corporation, U.S. Airways, Inc., USAM Corp., Air
          Canada, Resnet Holdings, Inc., Apollo Travel Services Partnership and
          Galileo International Partnership........................................
 2.2**    Form of Share Purchase Agreement between SAirGroup and Galileo
          International Partnership................................................
 2.3**    Form of General Share Purchase Agreement among Koninklijke Luchtvaart
          Maatschappij N.V., Galileo Nederland BV and Galileo International
          Partnership..............................................................
 2.4**    Form of Agreement and Plan of Merger by and among the Registrant, Galileo
          International Partnership and Galileo International, L.L.C...............
 3.1**    Form of Restated Certificate of Incorporation of Registrant..............
 3.2**    Form of Restated By-Laws of Registrant...................................
 4.1**    Form of Registration Rights Agreement among the Registrant and Covia
          Corp., USAM Corp., Resnet Holdings, Inc., Distribution Systems Inc.,
          Roscor A.G., Travel Industry Systems B.V., Retford Limited, Racom
          Teledata S.p.A., Travidata Inc., Olynet Inc. and Coporga, Inc............
 4.2**    Specimen Certificate representing Common Stock...........................
 5.1**    Opinion of Shearman & Sterling as to the legality of the Common Stock....
10.1**    Form of Stockholders' Agreement among the Registrant, certain of its stockholders and certain related parties of such stockholders............
10.2**    Form of Services Agreement among the Registrant, United Air Lines, Inc.,
          US Airways, Inc. and Air Canada..........................................
10.3**    Form of Services Agreement between the Registrant and SAirGroup..........
10.4**    Form of Services Agreement between the Registrant and Koninklijke
          Luchtvaart Maatschappij N.V..............................................
10.5      Form of Amended and Restated Non-Competition Agreement among the
          Registrant, certain of its stockholders and certain related parties of such stockholders.(c)....................................................
10.6      Form of Marketing Cooperation and Sales Representation Agreement between
          United Air Lines, Inc. and the Registrant.(c)............................
10.7      Form of Marketing Cooperation and Sales Representation Agreement between
          US Airways, Inc. and the Registrant.(c)..................................
10.8**    Form of Rights Waiver Agreement between SAirGroup and Galileo
          International Partnership................................................
10.9**    Form of Rights Waiver Agreement between Koninklijke Luchtvaart
          Maatschappij N.V. and Galileo International Partnership..................
10.10**   Form of Credit Agreements:...............................................
          **(a) 364-Day Credit Agreement...........................................
          **(b) Five-Year Credit Agreement.........................................
10.11**   Hillmead Underlease......................................................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                     PAGE
-------   -------------------------------------------------------------------------  ------------
10.12**   Underlease, dated 1996, between The Galileo Company and Lucent
          Technologies Network Systems UK Limited..................................
10.13**   Lease, dated March 1, 1994, between St. Martins Property Investments
          Limited and The Galileo Company..........................................
10.14**   Lease, dated December 2, 1987, between St. Martins Property Investments
          Limited and Galileo Distribution Systems Limited.........................
10.15**   Englewood, Colorado Office Lease, dated April 18, 1988...................
10.16**   First Amendment to Englewood, Colorado Office Lease, dated June 23,
          1988.....................................................................
10.17**   Rosemont Office Lease, dated March 31, 1995..............................
10.18**   Term Lease Master Agreement, dated May 9, 1988, between IBM Credit
          Corporation and Covia Partnership........................................
10.19**   Master Lease Agreement, dated November 11, 1988, between Comdisco, Inc.
          and Covia Partnership....................................................
10.20**   Software License Agreement, dated August 1, 1994, between Allen Systems
          Group, Inc. and Galileo International....................................
10.21**   Program Product Master License Agreement between Candle Corporation and
          Galileo International Partnership........................................
10.22**   Foundation License Addendum to Order Form between Galileo International and Computer Associates International, Inc.
10.23**   Software License Agreement and Addendum, dated August 19, 1994, between
          Sterling Software (U.S.A.), Inc. and Galileo International...............
10.24**   Master Equipment Lease, dated November 19, 1991, between General Electric
          Capital Computer Leasing Corporation and Covia Partnership...............
10.25**   Master Equipment Lease, dated April 4, 1996, between AT&T Systems Leasing
          Corporation and Galileo International Partnership........................
10.26**   Dun & Bradstreet Software Services Inc. License Agreement................
10.27**   Cover Agreement, dated October 8, 1996, between Sprint Communications
          Company L.P. and Galileo International Partnership.......................
10.28**   Agreement for Telecommunications Services, dated January 1, 1996, between
          Societe Internationale de Telecommunications Aeronautiques and Galileo
          International Partnership................................................
10.29**   Master Agreement for MCI Enhanced Services, dated February 14, 1996, between MCI Telecommunications Corporation and Galileo International
          Partnership..............................................................
10.30**   Communications Services Agreement, dated April 1, 1997, between Galileo
          International and AT&T Corp..............................................
10.31**   Galileo International Severance Plan.....................................
10.32**   Galileo International Savings and Investment Plan........................
10.33**   Galileo International car policy.........................................
10.34**   Galileo Retirement and Death Benefit Scheme.
10.35**   Galileo International Employee Pension Plan..............................
10.36**   Galileo International Flextrack Benefits Plan............................
10.37**   Form of Galileo International Distributor Sales and Service Agreement....
10.38**   Form of Global Airline Distribution Agreement............................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                     PAGE
-------   -------------------------------------------------------------------------  ------------
10.39**   Agreement for the Provision of Services between The Galileo Company and
          Galileo International Partnership........................................
10.40**   Galileo International Retiree Medical Plan...............................
10.41**   Galileo International, Inc. 1997 Stock Incentive Plan....................
10.42**   Galileo International, Inc. 1997 Non-Employee Director Stock Plan........
10.43**   Form of Deferred Compensation Arrangements...............................
10.44**   Galileo UK Health Benefit Policy.........................................
10.45**   Employment Agreement of James E. Barlett.................................
21.1**    List of Subsidiaries.....................................................
23.1      Consent of KPMG Peat Marwick LLP.........................................
23.2      Consent of Arthur Andersen LLP...........................................
23.3**    Consent of Shearman & Sterling (included in its opinion in Exhibit
          5.1).....................................................................
23.4**    Consent of Frederic F. Brace.............................................
23.5**    Consent of David A. Coltman..............................................
23.6**    Consent of James E. Goodwin..............................................
23.7**    Consent of Frank H. Rovekamp.............................................
23.8**    Consent of Georges P. Schorderet.........................................
23.9**    Consent of Derek Stevens.................................................
23.10**   Consent of John W. Harper................................................
24.1**    Powers of Attorney.......................................................
27.1**    Financial Data Schedule..................................................


---------------

** Previously filed.



(c) Portions of these Exhibits have been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.